NEW ENGLAND BUSINESS SERVICE, INC.

                           STOCK COMPENSATION PLAN

        SECTION 1. Purpose. The purpose of this Stock Compensation Plan (the "Plan") of New England Business Service, Inc. (the "Company") is to provide for the mandatory or voluntary receipt of shares of the Company's Common Stock, valued at full market value as of the date of grant, in lieu of an equivalent amount of cash, in payment (in whole or in part) of certain types of regular, bonus or other special compensation payable to directors of the Company and officers and other key employees of the Company and its subsidiaries, thereby creating, encouraging and facilitating increased ownership of Common Stock by such directors and key employees and, through such ownership, enhancing the identity of interest between them and the Company's shareholders.

        SECTION 2.  Definitions.  In addition to the terms
defined elsewhere in the Plan, the following shall be defined terms under the Plan:

        2.01. "Award" means any award of Stock granted to a Participant under the Plan.

        2.02.   "Board" means the Board of Directors of the Company.

        2.03. "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

        2.04.   "Committee" means the Organization and
Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan, provided, however, that the Committee, shall always consist of two or more directors, each of whom while serving as such shall be a person who in the opinion of counsel to the Company is (i) a "Disinterested Person," as such term is used in Rule 16b-3 promulgated under the Exchange Act, and (ii) an "Outside Director," as such term is used in proposed Regulation 1.162-27(e)(3) under
Section 162(m) of the Code or a successor regulation. A majority of the Committee members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall constitute acts of the Committee.

        2.05.   "Company" is defined in Section 1.

        2.06. "Covered Employee" has the same meaning as set forth in section 162(m) of the Code, and successor provisions.

        2.07. "Employee" means any salaried employee, including officer-employees, of the Company or any Subsidiary.

        2.08. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

        2.09. "Participant" means a person who, as a director of the Company or an Employee has been granted an Award under the Plan.

        2.10.   "Plan" is defined in Section 1.

        2.11. "Rule 16b-3" means Rule 16b-3, as from time to time amended and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

        2.12. "Stock" means the Common Stock, $1.00 par value, of the Company and such other securities of the Company as may be substituted for Stock pursuant to Section 4 below.

        2.13. "Subsidiary" means any corporation with respect to which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock.
In addition, any other related entity may be designated by the Board as a Subsidiary, provided such entity's financial statements would be consolidated with those of the Company under generally accepted accounting principles.

        2.14.   "Year" means a fiscal year of the Company.

        SECTION 3.  Administration

        3.01. Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

        i.       to select and designate Employees as Participants;

        ii.      to designate Subsidiaries;

        iii. to determine the Awards to be granted to each Employee-Participant;

        iv. to determine whether, to what extent, and under what circumstances an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant;

        v. to prescribe the form of any Award agreements which need not be identical for each Participant;

        vi. to adopt, amend, suspend, waive, and rescind such rules and regulations not inconsistent with the specific terms of the Plan, and appoint such agents, as the Committee may deem necessary or advisable to administer the Plan;

        vii. to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

        viii.    to make all other decisions and
                 determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

        3.02 Manner of Exercise of Committee Authority. Unless authority is otherwise reserved under the terms of the Plan, or applicable law, the Committee shall have full and sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Participants and any person claiming any rights under the Plan from or through any Participant.
The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. A consent signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, of holding a meeting.

        3.03 Limitation of Liability. Each member of the Committee shall be entitled, in good faith, to rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any activity, determination, or interpretation taken or made in good faith with respect to the Plan and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

        SECTION 4.  Shares Subject to the Plan.  The total
number of shares of Stock reserved and available for Awards under the Plan shall be 300,000. If the Company shall combine or split the Stock or shall declare thereon any dividend payable in shares of Stock, or shall reclassify or take any other action of a similar nature affecting the Stock, then the number and class of shares of Stock which shall thereafter be reserved and available for Awards under the Plan shall be adjusted accordingly.

        SECTION 5. Eligibility. Awards may be granted only to individuals who are directors of the Company or Employees.

        SECTION 6.  Awards.

        6.01.   General.

        All shares of Stock issued pursuant to Awards shall be issued in lieu of cash compensation equal in value to the Fair Market Value of such shares on the date of the Award.
The Fair Market Value of a share of Stock on the date of an Award shall be the last sales price per share of the Stock as reported on the NASDAQ National Market prior to the date of the Award or, if the Stock is not then listed on the NASDAQ National Market or if no price has been so reported within one week prior to the date of such Award, such market value shall be determined by a principal market maker for the Stock designed by the Committee. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award to an Employee, at the date of grant, such additional terms and conditions, not inconsistent with the provisions of the plan, as the Committee shall determine.

        6.02.   Performance Awards.  The Committee is
authorized to grant Performance Awards to Employees on the following terms and conditions:

                i. Award and Conditions. Performance Awards to Covered Employees are intended to be "qualified performance-based compensation" within the meaning of section 162(m) of the Code and shall be paid solely on account of the attainment of one or more pre-established performance goals (within the meaning of section 162(m) (4)(C) and any regulations relating thereto) determined by the Committee.

                ii. The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee.

                iii. Other Terms. Subject to Section 6.05 below, a Performance Award shall be denominated and payable in shares of Stock, and have such other terms as shall be determined by the Committee.

                iv. The satisfaction of the performance goals on account of which a Performance Award is to be made, shall be certified by the Committee before such Award is made.

        6.03. Awards of Stock in Payment of Directors' Compensation. The Committee is authorized to make awards of Stock to non-employee Directors who elect to receive such Stock in lieu of all or part of their retainers or fees on the following terms and conditions: Awards of Stock in payment or partial payment of Directors' compensation are intended to be "participant directed transactions" within the meaning of Section (d) of Rule 16b-3. All such awards shall be made pursuant to irrevocable elections made by non-employee Directors of the Company at least six months in advance of the effective date of the award. Such elections shall be made by a written notice of election signed by the electing Director and delivered or mailed to the Chief Financial Officer, Treasurer or Secretary of the Company and shall specify either (a) the annual retainer or retainers or meeting attendance fee or fees which shall be paid in whole or in part in Stock, and the percentage of each such retainer or fee which shall be paid in Stock; or (b) that all or certain specified payments to be received within each twelve-month period commencing on the first day of a specified calendar month (or a specified portion of such payments) shall continue to be paid in Stock until such election is amended or revoked by another notice given in the same manner at least six months prior to the effective date of such amendment or revocation.

        6.04. Other Awards. The Committee is authorized to grant to Employees such other Awards as are deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, Stock issued to Employees in lieu of cash bonuses or portions of bonuses.

        6.05.   Stand-Alone, Tandem, and Substitute Awards.
Awards to Employees granted under the Plan may, in the discretion of the Committee, be granted either alone or, as a part of or in tandem with, or in substitution for, any award granted under any other plan of the Company, or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another award, the Committee shall require the surrender of such other award in consideration for the grant of the new Award hereunder.
Awards granted in addition to or as a part of or in tandem with other awards may be granted either as of the same time as or a different time from the grant of such other awards.

        SECTION 7.  General Restrictions Applicable to Awards.

        7.01.   Restrictions Under Rule 16b-3.

                7.01.1. Six-Month Holding Period. Unless a Participant could otherwise transfer Stock without incurring liability under Section 16(b) of the Exchange Act, shares of Stock issued under the Plan shall be held for at least six months from the date of acquisition.

                7.01.2. Compliance with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with Rule 16b-3 in connection with any Award granted to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.

        7.02. Registration and Listing Compliance. The Company shall not be obligated to distribute any Shares with respect to any Award in a transaction subject to regulatory approval, registration, or any other applicable requirement of federal or state law, or subject to a listing requirement under any listing or similar agreement between the Company and any national securities exchange, until such laws, regulations, and contractual obligations of the Company have been complied with in full, although the Company shall be obligated to use its best efforts to obtain any such approval and comply with such requirements as promptly as practicable.

       7.03. Stock Certificates. All shares of Stock delivered under the Plan pursuant to any Award shall be subject to such stop-transfer order and other restrictions as the Committee may deem advisable under applicable federal or state laws, or rules and regulations thereunder, and the rules of NASDAQ or any national securities exchange on which the Stock is listed. The Committee may cause a legend or legends to be placed on any certificates representing shares of Stock to make appropriate reference to such restrictions or any other restrictions that may be applicable to such shares. In addition, during any period in which shares of Stock are subject to restrictions under the terms of the Plan or any Award Agreement the Committee may require the Participant to enter into an agreement providing that certificates representing any shares of Stock issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

        SECTION 8.   Amendments.

        The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of NASDAQ or any stock exchange on which the Shares may be listed, or if the Board in its discretion determines that obtaining such stockholder approval is for any reason advisable.

       SECTION 9.   General Provisions.

       9.01. No Stockholder Rights. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until shares of Stock are duly issued or transferred to the participant in accordance with the terms of the Award.

       9.02. Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award granted, or any payroll or other payment to a Participant, amounts of withholding and other taxes due with respect thereto, and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of Participant's tax obligations.

        9.03. No Right to Employment. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any employee any right to continue in the employ of the Company or any Subsidiary or to interfere in any way with the right of the Company or any Subsidiary to terminate his employment at any time or increase or decrease his compensation from the rate in existence at the time of granting of an Award.

        9.04. Other Compensatory Arrangements. The Company or any Subsidiary shall be permitted to adopt other or additional compensation arrangements (which may include arrangements which relate to Awards), and such arrangements may be either generally applicable or applicable only in specific cases.

        9.05. Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

        9.06. Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

        SECTION 10. Effective Date and Duration. The Plan shall become effective as of June 25, 1994, provided, however, that within one year after such date, the Plan shall have been approved by the affirmative vote of the holders of a majority of the shares of Stock present or represented and entitled to vote (and the affirmative vote of a majority of the shares of Stock voting) at a meeting of the Company's stockholders, or any adjournment thereof. If so approved the Plan shall continue in force until June 24, 2004.